051 Putnam Municipal Income Trust attachment
3/31/05 Annual

Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended March 31, 2005, Putnam management has
assumed $20,224 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.

72DD1 (000s omitted)
Class A	29,731
Class B	4,907
Class C	516

72DD2
Class M   335

73A1
Class A   .4049
Class B   .3549
Class C   .3426

73A2
Class M   .3840